June 16, 2005

Consent of Independent Auditors

For this Form 20F Registration Statement Amendment for Cascadia International Resources Inc., we hereby consent to the inclusion or incorporation by reference of our report dated October 15, 2004 (except for Note 15 which is as of January 20, 2005) in connection with our audits of the financial statements of the company for the years ended July 31 2004 and 2003.

MEYERS NORRIS PENNY LLP Chartered Accountants

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS
Suite 600, 808 – 4th Avenue S.W., CALGARY, AB T2P 3E8
1-877-500-0792 PH. (403) 263-3385 FAX (403) 269-8450 www.mnp.ca.